EXHIBIT 99.1

                                     TRUMP
                             ENTERTAINMENT RESORTS

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FOR IMMEDIATE RELEASE:                      CONTACT:                  Tom Hickey
Tuesday, September 12, 2006;                Director of Corporate Communications
6 PM EST                                                          (609) 441-6819

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                 TRUMP ENTERTAINMENT RESORTS NAMES ERIC HAUSLER
                      SENIOR VICE PRESIDENT OF DEVELOPMENT

ATLANTIC CITY, NJ - Trump Entertainment Resorts, Inc. (NASDAQ: TRMP) (the "Company") announced today that Eric Hausler will be joining the Company in October as Senior Vice President of Development.

        As Senior Vice President of Development, Mr. Hausler will be responsible for identifying, evaluating and coordinating existing and future opportunities to expand the Trump brand both nationally and internationally. The position is pending regulatory approval and licensure by the New Jersey Casino Control Commission, and the completion of certain responsibilities in his current position.

         "I strongly believe that Trump Entertainment Resorts is well positioned to capitalize on the strength of both the Company's brand and management expertise through new development initiatives," Mr. Hausler said. "From existing and emerging gaming markets to joint ventures, licensing and other development opportunities, this Company has the right management team and the right brand for growth."

         Mr. Hausler will be joining the Company from Bear Stearns, where he has most recently served as a Managing Director in Fixed Income Research with responsibility for high yield and investment grade bonds across the gaming, lodging and leisure sectors. Previously, he was the Senior Equity Analyst for Susquehanna Financial Group covering gaming equities. In 2005, Mr. Hausler took clients on a cross country tour of U.S. casinos that visited approximately 15 casino markets and over 50 casinos in a four-week period.

         "As a Company, we continue to focus on opportunities to introduce the Trump brand into new gaming markets and to diversify our cash flows," said James
B. Perry, President and Chief Executive Officer of the Company. "The renovation, redevelopment and expansion program for our Atlantic City properties continues to move forward. The addition of Eric to the team is a significant step in our development plans because he has the right experience and understanding of the national and worldwide gaming industry to lead our efforts to expand the Trump brand."






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         For two consecutive years, Mr. Hausler was voted an "Up and Comer" by
Institutional Investor's readers for gaming and lodging equity research. Prior to working on Wall Street, Mr. Hausler served as the Governmental and Community Relations Coordinator for the New Jersey Casino Control Commission, among other positions. He earned a BA degree from Binghamton University and an MS degree from New Jersey Institute of Technology.

                        ABOUT TRUMP ENTERTAINMENT RESORTS

         Trump Entertainment Resorts, Inc. is a leading gaming company that owns and operates three properties. The Company's properties include Trump Taj Mahal Casino Resort and Trump Plaza Hotel and Casino, located on the Boardwalk in Atlantic City, New Jersey, and Trump Marina Hotel Casino, located in Atlantic City's Marina District. Together, the properties comprise approximately 371,300 square feet of gaming space and 3,180 hotel rooms and suites. The Company is the sole vehicle through which Donald J. Trump, the Company's Chairman and largest stockholder, conducts gaming activities and strives to provide customers with outstanding casino resort and entertainment experiences consistent with the Donald J. Trump standard of excellence. Trump Entertainment Resorts, Inc. is separate and distinct from Mr. Trump's real estate and other holdings.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

         The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements.

         All statements, trend analysis and other information contained in this release relative to the parties' performance, trends in the parties' operations or financial results, plans, expectations, estimates and beliefs, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will," "could" and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. In connection with certain forward-looking statements contained in this release and those that may be made in the future by or on behalf of the parties, the parties note that there are various factors that could cause actual results to differ materially from those set forth in any such forward-looking statements. The forward-looking statements contained in this release were prepared by management and are qualified by, and subject to, significant business, economic, competitive, regulatory and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of the parties. Accordingly, there can be no assurance that the forward-looking statements contained in this release will be realized or that actual results will not be significantly higher or lower. The forward-looking statements in this release reflect the opinion of the management as of the date of this release. Readers are hereby advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time or other factors beyond the control of the parties. The parties do not intend, however, to update the guidance provided herein prior to its next release or unless otherwise required to do so. Readers of this release should consider these facts in evaluating the information contained herein. In addition, the business and operations of the Company are subject to substantial risks, including, but not limited to risks relating to liquidity and cash flows, which increase the uncertainty inherent in the forward-looking statements contained in this release. The inclusion of the forward-looking statements contained in this release should not be regarded as a representation by the parties or any other person that the forward-looking statements contained in the release will be achieved. In light of the foregoing,


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readers of this release are cautioned not to place undue reliance on the forward-looking statements contained herein.

         Additional information concerning the potential risk factors that could affect the Company's future performance are described from time to time in the Company's periodic reports filed with the SEC, including, but not limited to, the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. These reports may be viewed free of charge on the SEC's website, www.sec.gov, or on the Company's website, www.trumpcasinos.com.

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